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                                                                       EXHIBIT 7

                          REGISTRATION RIGHTS AGREEMENT


        This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of June 30, 2000, by and between Black Hills Corporation, a South Dakota corporation (the "Company"), and Gerald R. Forsythe, an individual ("G. Forsythe"), John W. Salyer, Jr., an individual ("Salyer"), Michelle R. Fawcett, an individual ("Fawcett"), Marsha Fournier, an individual ("Fournier"), Melissa S. Forsythe, an individual ("M. Forsythe"), and Monica Breslow, an individual ("Breslow," and collectively with G. Forsythe, Salyer, Fawcett, Fournier and M. Forsythe, the "Investors").

        Background. The Company, Indeck Capital, Inc. and the Investors are parties to the Merger Agreement (as defined below) pursuant to which the Company is issuing to the Investors shares of the Company's common stock and preferred stock.

        In consideration of the transactions effected pursuant to the Merger Agreement and the mutual covenants and agreements herein set forth, the parties to this Agreement hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

        Common Stock: The common stock, $ 1.00 par value, of the Company.

        Demand Notice: See Section 3(b) hereof.

        Demand Registrations: See Section 3(a) hereof.

        Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        Investor Representative: The person or his or her successor designated from time to time by the Investors as its representative with respect to the making of written requests for Demand Registrations. The initial Investor Representative shall be G. Forsythe. In the event of G. Forsythe's resignation, incapacity or death, the Investor Representative shall be Salyer. In the event of Salyer's resignation, incapacity or death, each of Fawcett, Fournier, M. Forsythe and Breslow, by order of birth, shall act as successor Investor Representative, unless otherwise agreed among the Investors.

        Losses: See Section 8 hereof.
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        Merger Agreement: That certain Agreement and Plan of Merger, dated as of
January 1, 2000, by and among Indeck Capital, Inc., a Delaware corporation, the Investors, the Company and Black Hills Energy Capital, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

        Notice: See Section 3(h) hereof.

        Person: An individual, partnership, joint venture, limited liability company, corporation, trust, or any other entity or organization, including a government or political subdivision or a department, agency or instrumentality thereof.

        Preferred Stock: The shares of cumulative preferred stock, no par value, of the Company, designated by the Company's Board of Directors as Series 2000-A.

        Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated or deemed to be incorporated by reference in such prospectus.

        Registrable Securities: (a) Any shares of Common Stock issued to the Investors pursuant to the Merger Agreement, (b) any shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock issued to the Investors pursuant to the Merger Agreement, and (c) any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (v) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (w) they shall become freely tradeable under Rule 144(k) under the Securities Act, (x) they shall have been transferred pursuant to Rule 144 or Rule 144A (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force, or (z) they shall have ceased to be outstanding. For purposes of calculation of percentages of Registrable Securities, all shares of Preferred Stock shall be treated as the number of shares of Common Stock into which they are convertible.

        Registration Expenses: See Section 7 hereof.

        Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus,



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amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated or deemed to be incorporated by reference in such registration statement.

        SEC: The Securities and Exchange Commission.

        Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        Selling Notice: See Section 6 hereof.

        Shares: The shares of Common Stock and Preferred Stock of the Company issued to the Investors pursuant to the Merger Agreement.

        Shelf Registration: See Section 3(b) hereof.

        Shelf Suspension: See Section 3(h) hereof.

        Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.      Securities Subject to this Agreement.

        (a) Subject Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities pursuant to the provisions of this Agreement.

        (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

3.      Demand Registrations.

        (a) Demand Registrations. At any time after two (2) years after the date of this Agreement, the Investors shall have the right, by written notice delivered to the Company, to require the Company to register (the "Demand Registrations") under the Securities Act not less than 10% and up to 100% of the number of shares of Common Stock then outstanding which are Registrable Securities. The number of Demand Registrations (within the meaning of Section 3(f) hereof) pursuant to this Section 3(a) shall not exceed three (3), one of which may be a demand for a Shelf Registration (as defined below).

        (b) Filing and Effectiveness. The Company shall file each of the Demand Registrations within 60 days and shall use its reasonable best efforts to cause the same to be declared effective by




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the SEC within 120 days of the date on which the Investors first gave the written notice (a "Demand Notice") required by Section 3(a) hereof with respect to such Demand Registration. The Company shall keep the Registration Statement filed in respect of any Demand Registration effective for a period of 90 days, or nine months if a Demand Registration is requested to be a shelf registration (a "Shelf Registration") from the date on which the SEC declares such Registration Statement effective or such shorter period which will terminate when the distribution of all registered Registrable Securities pursuant to such Registration Statement ends.

        (c) Request for Demand Registrations. Subject to the conditions set forth in Section 3(a) hereof, the Investor Representative may, at any time, make a written request for a Demand Registration. All requests made pursuant to this
Section 3 will specify the number of the Registrable Securities to be registered and will also specify the intended methods of disposition thereof. If the Investors specify one particular type of Underwritten Offering, such method of disposition shall be such type of Underwritten Offering or a series of such Underwritten Offerings (as the Investors may elect) during the time period the Registration Statement is effective.

        (d) Piggy-Back by Other Shareholders. Subject to the provisions of
Section 3(e) and Section 4(c), the Company may include in a Demand Registration shares of Common Stock ("Piggy-Back Shares") for the account of other holders thereof exercising contractual piggy-back rights ("Piggy-Back Holders"), on the same terms and conditions as the Registrable Securities to be included therein for the account of the Investors. The Company shall not have the right to include any securities of the Company in any Demand Registration for its own account.

        (e) Reduction of Offering. If any of the Registrable Securities registered pursuant to any Demand Registration are to be sold in one or more firm commitment underwritten offerings, and the managing underwriter or underwriters advise the Company and the Investors in writing that in its opinion the total amount of securities proposed to be sold in the offering is such as to materially and adversely affect the success of such offering, then the number of Piggy-Back Shares to be offered for the account of any Piggy-Back Holders shall be reduced (to zero, if necessary), pro rata in proportion to the respective number of Piggy-Back Shares requested to be registered to the extent necessary to reduce the total securities requested to be included in such offering to the amount, if any, recommended by such managing underwriters. If the Piggy-Back Shares have been reduced to zero and the number of Registrable Securities requested to be registered by the Investors exceeds the number of Registrable Securities recommended by the managing underwriter, then the number of Registrable Securities to be offered for the account of the Investors may be reduced.

        (f) Effected Registration Statement. A Demand Registration pursuant to this Section 3 shall be deemed to have been effected (i) if a Registration Statement with respect thereto has become effective, (ii) if the Registration Statement is withdrawn prior to its effectiveness pursuant to the request of all of the holders of the Registrable Securities who have requested the inclusion in such Registration Statement of some or all of their Registrable Securities, unless one or more of the holders of Registrable Securities have elected to pay (and shall actually have paid) the Registration Expenses relating thereto, (iii) if, after the Registration Statement has become effective, such



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registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and such stop order, injunction or other order or requirement results from any action or inaction of a holder or holders of Registrable Securities, or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived and such conditions are not satisfied due to a failure by a holder of Registrable Securities to satisfy a condition required to be satisfied by such holder pursuant to the purchase agreement or underwriting agreement, unless one or more of the holders of Registrable Securities have elected to pay (and shall actually have paid) the Registration Expenses relating thereto.

        (g) Company's Right to Delay Registration. Notwithstanding the foregoing provisions of this Section 3, (i) the Company shall not be obliged to effect a registration pursuant to this Section 3 within a period of 120 days after the effective date of a Registration Statement previously filed as a result of a request pursuant to this Section 3; (ii) if the Company has issued and sold to the public, pursuant to a registration statement filed under the Securities Act, any of its securities within three months prior to the date of its receipt of a Demand Notice pursuant to this Section 3 and the Company's investment banker has advised the Company in writing that the registration of Registrable Securities would adversely affect the market for the Company's securities covered by such registration statement, the Company shall have the right to delay the requested registration of Registrable Securities for such period as the investment banker may so advise, but no more than 90 days after the date on which such Demand Notice was made; and (iii) the Company shall be entitled to postpone for a reasonable period of time but in no event more than 90 days the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to this Section 3 if, at the time it receives a Demand Notice pursuant to this Section 3, the Company determines, in its reasonable judgment, that such registration and offering would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its affiliates and promptly gives the holders of Registrable Securities written notice of such determination, provided that the Company may exercise its rights under this Section 3(g)(iii) no more than one time during any three hundred and sixty five (365) day period.

        (h) Suspension of Use of Shelf Registration. Notwithstanding anything to the contrary contained herein, the Company may, upon giving prompt notice (the "Notice") to the holders of Registrable Securities, suspend the use of the Shelf Registration (a "Shelf Suspension") for a period not to exceed thirty (30) days in any three month period for valid business reasons (not including avoidance of the Company's obligations hereunder), including without limitation the acquisition or disposition of assets, public filings with the Commission, pending corporate developments and similar events. The Company shall have no obligation to inform such holders of the reasons for such Shelf Suspension other than to inform such holders that such action is being taken pursuant to this
Section 3(h), and, except as required by law, such holders and their affiliates (as defined in the Securities Act) shall not make any public disclosure regarding, and shall treat as confidential, any Shelf Suspension or Notice. In the event of a Shelf Suspension, such holders agree to suspend use of the Prospectus related to the Shelf Registration in connection with any sale or purchase of or offer to sell or purchase Registrable Securities upon receipt of the Notice. The Company shall promptly



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notify the holders upon the termination of any Shelf Suspension, promptly amend or supplement the Shelf Registration following the termination of such Shelf Suspension, if necessary, so it does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein not misleading, and furnish to such holders such numbers of copies of the Prospectus therein as so amended or supplemented as such holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act. The period referred to in Section 3(b) hereof during which the Shelf Registration must be kept effective shall be extended for an additional number of business days equal to the number of business days during which the right to sell shares under this Agreement was suspended pursuant to this Section 3(h).

4.      Piggy-Back Registration.

        (a) Right to Piggy-Back. If at any time after two (2) years after the date of this Agreement the Company proposes to file a registration statement under the Securities Act with respect to any class of its equity securities (other than a registration statement (i) on Form S-8 or Form S-4 or any successor form to such Forms, (ii) filed in connection with an exchange offer or an offering of its common stock or of securities convertible or exchangeable into its common stock made solely to its existing shareholders in connection with a rights offering or solely to employees and/or directors of the Company, or (iii) pursuant to Section 3 hereof), whether or not for its own account, then the Company shall give written notice of such proposed filing to the Investors at least 20 days before the anticipated filing date of such registration statement. Such notice shall offer the Investors the opportunity to register such amount of Registrable Securities as the Investors may request (a "Piggy-Back Registration"); provided, however, that the Investors shall be entitled to a maximum of three (3) Piggy-Back Registrations, provided, further, in the event the number of Registrable Securities the Investors have requested be registered pursuant to such Piggy-Back Registration are reduced in accordance with Section 4(b) hereof to less than 66-2/3% of the total number of Registerable Securities the Investors requested be registered pursuant to such Piggy-Back Registration, then such registration shall no longer constitute a Piggy-Back Registration under this Agreement and shall not reduce the number of Piggy-Back Registrations to which the Investors are otherwise entitled. Subject to Section 4(b) hereof, the Company shall use its reasonable best efforts to include in each such Piggy-Back Registration all Registrable Securities with respect to which the Company has received from the Investors a written request for inclusion therein within 10 days after notice has been duly given to the Investors; provided, that if, at any time after giving written notice of its intention to register any securities (the "Subject Securities") and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason, after consultation with the holder or holders of Registrable Securities which have requested inclusion in such registration, not to register or to delay registration of the Subject Securities, the Company may, at its election, give written notice of such determination to each such holder of Registrable Securities and, thereupon,
(i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration



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(but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 3 hereof, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering the Subject Securities. The Investors shall be permitted to withdraw all or any part of the Registrable Securities from a Piggy-Back Registration at any time prior to the effective date of such Piggy-Back Registration. The Company shall keep the Registration Statement that constitutes a Piggy-Back Registration effective for a period of 30 days from the date on which the SEC declares such Registration Statement effective or such shorter period which will terminate when the distribution of all registered Registrable Securities pursuant to such Registration Statement ends.

        (b) Priority on Piggy-Back Registrations. Subject to the provisions of this Section 4(b), in the event a registration pursuant to this Section 4 involves an underwritten offering, the Company shall cause the managing underwriter or underwriters of such proposed underwritten offering to permit the Investors to include all the Registrable Securities that the Investors have requested to be included in such offering on the same terms and conditions as any similar securities, if any, of the Company included therein.

        If a registration pursuant to this Section 4 is an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company and the Investor Representative in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to register for sale, (ii) second, securities requested to be included in such registration which are Registrable Securities and securities having piggy-back registration rights that are pari passu to those relating to the Registrable Securities pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein, and (iii) third, other securities requested to be included in such registration, if any.

        If a registration pursuant to this Section 4 is an underwritten secondary registration on behalf of holders of securities of the Company, and the managing underwriter advises the Company and the Investor Representative in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the securities which are Registrable Securities pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein and (ii) second, other securities requested to be included in such registration.

        (c) Other Registrations. Except as provided in this Agreement, the Company shall not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, under the Securities Act without the written consent of the holders of a majority in aggregate number of

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the Registrable Securities then outstanding; provided, that the Company may grant rights to other Persons, to (i) participate in Piggy-Back Registrations so long as such rights are not more favorable to the rights of the Investors with respect to such Piggy-Back Registrations and (ii) request registrations so long as the Investors are entitled to participate in any such registration with such Persons pro rata among such persons and the Investors on the basis of the number of securities so requested to be included therein.

5.      Holdback Agreements.

        (a) Restrictions on Public Sale by Holders of Registrable Securities. The Investors agree, if requested by the managing underwriter or underwriters in an Underwritten Offering (to the extent timely notified in writing by the Company or the managing underwriter or underwriters), not to effect any public sale or distribution of securities of the Company of any class included in a registration statement registering the sale of Common Stock by the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and the 90-day period beginning on, the closing date of any Underwritten Offering made pursuant to such registration statement.

        (b) Restrictions on Public Sale by the Company. The Company agrees, if requested by the managing underwriter or underwriters in an Underwritten Offering of Registrable Securities covered by a Registration Statement filed pursuant to Section 3 or 4 hereof, without the prior written consent of the lead managing underwriter in such Underwritten Offering, not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 10-day period prior to, and the 90-day period beginning on, the effective date of any Underwritten Offering made pursuant to such Registration Statement (except as part of such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor form to such Forms).

6. Registration Procedures.In connection with the registration obligations of the Company pursuant to and in accordance with Section 3 or 4 of this Agreement, the Company shall use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

        (a) notify the Investors and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing,
(i) when a Prospectus or any Prospectus supplement or post-effective amendment related to such Registrable Securities has been filed, and, with respect to a Registration Statement or any post-effective amendment related to such Registrable Securities, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the


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representations and warranties of the Company contained in any agreement
(including any underwriting agreement) contemplated by Section 6(l) below cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of any changes in such Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the reasonable determination of the Company that a post-effective amendment to such Registration Statement would be appropriate;

        (b) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible time;

        (c) if requested by the managing underwriters or the Investors, (i) promptly as is reasonably practicable incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters and the Investors agree should be included therein and as may be required by applicable law, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or such post-effective amendment; provided, however, that the Company shall not be required to take any of the actions in this Section 6(c) which are not, in the opinion of counsel for the Company, in compliance with or required by applicable law;

        (d) furnish to the Investors and each managing underwriter, if any, without charge, at least one copy of each Registration Statement related to such Registrable Securities and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including, if requested, those previously furnished or incorporated by reference) at the earliest practicable time under the circumstances before the filing of such documents with the SEC;

        (e) deliver to the Investors and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses related to such Registrable Securities (including each preliminary prospectus) and as many copies of any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;


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        (f) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Investors, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or subject itself to taxation in any jurisdiction where it is not then so subject to taxation or (B) take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

        (g) in connection with an Underwritten Offering, participate, to the extent reasonably requested by the managing underwriter for the offering or the Investors, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows;"

        (h) reasonably cooperate with the Investors and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends;

        (i) use its reasonable best efforts to cause the Registrable Securities covered by each Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

        (j) upon the occurrence of any event contemplated by paragraphs 6(a)(vi) or 6(a)(vii) above, promptly as is reasonably practicable, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (k) use its reasonable best efforts to list all Registrable Securities covered by such a Registration Statement on the primary securities exchange on which any of the Common Stock is then listed or on the Nasdaq National Market if the Common Stock is listed thereon;

        (l) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) which are reasonably acceptable to the Company and take all such other reasonably appropriate actions in connection therewith (including


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those reasonably requested by the managing underwriters, if any, or the
Investors) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if an underwriting agreement is entered into (i) make such representations and warranties to the Investors and the underwriters, if any, with respect to the business of the Company and its subsidiaries, the Registration Statement, the Prospectus, and documents, if any incorporated or deemed to be incorporated by reference in the Registration Statement, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Investors) addressed to the Investors and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings,
(iii) to the extent permitted by the professional standards governing the accounting profession at the time, obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is or is required to be included in the Registration Statement) addressed to the Investors and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) use its reasonable best efforts to cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 8 hereof (or such other provisions and procedures acceptable to the Investors) with respect to all parties to be indemnified pursuant to such Section by the Investors; and (v) deliver such documents and certificates as may be reasonably requested by the Investors and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company made pursuant to paragraph 6(l)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or, as and to the extent required thereunder;

        (m) make reasonably available for inspection by the Investor Representative, any managing underwriter participating in any disposition of Registrable Securities pursuant to such Registration Statement, and any attorney or accountant retained by such selling holders or managing underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company; and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information reasonably requested by any such representative, managing underwriter, attorney or accountant in connection with such Registration Statement as is customary for similar due diligence examinations; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons and their designees unless (i) such records, information or documents are in the public domain or otherwise publicly available through no act of such Persons, (ii) disclosure of such records, information or documents is required by court or administrative order; provided that, to the extent practicable, the Company shall be provided the right to challenge the order before such disclosure, or (iii) disclosure of such records, information or documents, in the opinion of counsel to such Person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act); provided that such Person shall notify the Company of same prior to disclosure; and

        (n) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover such 12-month periods.

        The Company may require each Investor to furnish to the Company such information regarding such Investor and the distribution of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such registration the Registrable Securities if the Investors fail to furnish such information within a reasonable time after receiving such request.

        The Investors agree by acquisition of Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(ii), 6(a)(iii), 6(a)(v), 6(a)(vi) or 6(a)(vii) hereof, the Investors shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until the Investors' receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(i) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus.

        Each holder of Registrable Securities further agrees that (a) prior to any disposition of Registrable Securities pursuant to the Shelf Registration, such holder shall give written notice of the desired disposition to the Company, including the anticipated date thereof (a "Selling Notice"), and such holder shall not effect such disposition until such holder either (i) has received from the Company copies of a supplemented or amended Prospectus as contemplated in this Agreement, or (ii) has been advised in writing by the Company that the use of the applicable Prospectus is appropriate and has received copies of any previous amendments or supplements thereto, provided, however, the Company must comply with either (i) or (ii) of this subsection (a) within one business day after receiving written notice of a desired disposition by such holder; (b) it will notify the Company in writing upon completion of such offer or sale or at such time as such holder no longer intends to make offers or sales under the Shelf Registration; (c) all offers and sales by such holder under the Shelf Registration shall be completed within 30 days after the first date on which offers or sales can be made pursuant to clause (a) above, and upon expiration of such 30-day period, such holder will not offer or sell any Registrable Securities under the Shelf Registration until it has again complied with the provisions of clause (a) above; (d) such holder and any of its officers, directors or affiliates (as defined in the Securities Act), if any, will comply with the provisions of Regulation M under the Exchange Act as applicable to them in connection with sales of Registrable Securities pursuant to the Shelf Registration; and (e) such holder and any of its officers, directors or affiliates (as defined in the Securities Act), if any, will enter into such written agreements as the Company shall reasonably request to ensure compliance with clause (d) above. Each holder of Registrable Securities further agrees that neither such holder nor any of such holder's affiliates (as defined in the Securities Act) will take, directly or indirectly, during the period in which the Shelf Registration is to be kept effective, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of the Company.

7.      Registration Expenses.

        (a) Except as provided in Section 3(f) hereof all fees and expenses incurred by the Company incident to the Company's performance of or compliance with this Agreement (including, without limitation, (i) all registration and filing fees including, without limitation, reasonable fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc., and (B) of compliance with securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters or selling holders (subject to the provisions of Section 6(b)) in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority in number of the Registrable Securities being sold may designate),
(ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants referenced to in Section 6(l)(iii) hereof (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) underwriter's fees and expenses (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of Registrable Securities or legal expenses of any Person other than the Company and the underwriters, but including the reasonable fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2710 of the Conduct Rules of the National Association of Securities Dealers, Inc., (vii) Securities Act liability insurance if the Company so desires such insurance, and (viii) fees and expenses of all other Persons retained by the Company) (all such expenses being referred to herein as "Registration Expenses"), shall be borne by the Company whether or not any Registration Statement becomes effective. Except as expressly provided herein, the Company shall not be required to pay any costs or expenses incurred by any holder of Registrable Securities in the course of the transactions contemplated hereby, including, without limitation, costs and expenses relating to the underwriters' commissions and discounts in respect of Registrable Securities to be sold by such holder, or brokerage fees, dealers' selling concessions, transfer taxes or the fees or expenses of any counsel, accountants or other representatives retained by the holders, individually or in the aggregate.

8.      Indemnification.

        (a) Indemnification by the Company. The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, the Investors, their officers, directors, agents and employees, each Person who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents or employees of any such controlling Persons, from and against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and attorneys' fees) and reasonable expenses (collectively, "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are (i) based upon information furnished in writing to the Company by the Investors expressly for use therein or (ii) caused by the Investors' failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has timely furnished the Investors with a sufficient number of copies of the same. In connection with an Underwritten Offering, the Company shall also indemnify such underwriters participating in the distribution, their officers, directors, agents and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Investors.

        (b) Indemnification by the Investors. In connection with any Registration Statement in which the Investors are participating, the Investors shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, agents or employees of any such controlling Persons, from and against all Losses (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statement therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by the Investors to the Company expressly for use in such Registration Statement or Prospectus and that such information was relied upon by the Company in preparation of any Registration Statement, Prospectus or preliminary Prospectus or (ii) caused by any failure by the Investors to comply with the legal requirements described in Section 8(a)(ii) hereof. In no event shall the liability of the Investors be greater in amount than the dollar amount of the proceeds (net of the payment of all expenses of such Investors) received by such Investors upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such Persons expressly for use in any Prospectus or Registration Statement.

        (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the party from which such indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof. All such fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the Indemnified Party, as incurred, within 5 days of written notice thereof to the Indemnifying Party. Any such Indemnified Party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such Indemnified Party unless (a) the Indemnifying Party has agreed in writing to pay such fees and expenses or (b) the Indemnifying Party shall have failed to promptly assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to the Indemnified Party in any such action, claim or proceeding or (c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, unless in the reasonable judgment of any such Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such action, claim or proceeding, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels). The Indemnifying Party shall not be required to indemnify any Indemnified Party against any settlement or judgment which is consented to by an Indemnified Party without the consent of the Indemnifying Party.

        (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under Section 8(a) or 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall, jointly and severally, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 8(d), an Indemnifying Party which is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnifying Party and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9. Rule 144 and Rule 144A. The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of the Investors, make available public or other information so long as necessary to permit sales of its securities pursuant to Rules 144 and 144A promulgated under the Securities Act. The Company further covenants that it will take such further action as the Investors may reasonably request, all to the extent required from time to time to enable the Investors to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A under the Securities Act. Upon the request of any of the Investors, the Company shall deliver to such Investor a written statement as to whether it has complied with such requirements. The Company will reasonably cooperate to enable the Investors to sell Registrable Securities in block trades or other similar transactions. Notwithstanding the foregoing, nothing in this
Section 9 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

10. Underwritten Registrations. If any Demand Registration is an Underwritten Offering, the Investors will have the right to select the investment banker or investment bankers and managers to administer the offering; provided, that such investment banks or managers shall be reasonably satisfactory to the Company. If any Piggy-Back Registration is an Underwritten Offering, the Company will have the right to select the investment banker or investment bankers and managers to administer the offering.

            No Person may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person's securities to be included in the Underwritten Registration on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

11.     Miscellaneous.

        (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, the Investors, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of any such breach, it shall waive the defense that a remedy at law would be adequate.

        (b) No Inconsistent Agreements. The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered into any agreement with respect to its securities granting any registration rights to any Person other than this Agreement.

        (c) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to the Registrable Securities (i) which would adversely affect the ability of the Investors to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) which would adversely affect the marketability of such Registrable Securities in any such registration.

        (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument signed by the Company and the Investors.

        (e) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate electronic confirmation is received, or (ii) if given by overnight mail, twenty-four (24) hours after such communication is deposited with an overnight courier, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section.

If to the Investors:

        Gerald R. Forsythe
        Michelle R. Fawcett
        Marsha Fournier
        Melissa S. Forsythe
        Monica Breslow
          c/o Gerald R. Forsythe
          Indeck Capital, Inc.
          1075 Noel Avenue
          Wheeling, IL 60090
          Telephone: (847) 459-4250
          Telecopy:  (847) 459-4140

        John W. Salyer, Jr.
        Indeck Capital, Inc.
        1075 Noel Avenue
        Wheeling, IL 60090
        Telephone: (847) 459-4250
        Telecopy:  (847) 459-4140

With a copy (which shall not constitute notice) to:

        Morgan, Lewis & Bockius LLP
        300 South Grand Avenue, 22nd Floor
        Los Angeles, CA 90071
        Attention: Richard A. Shortz, Esq.
        Telephone: 213-612-2526
        Telecopy:  213-612-2554

If to the Company:

        Black Hills Corporation
        625 Ninth Street
        P.O. Box 1400
        Rapid City, SD  57709
        Attention:    Mr. Gary R. Fish
        Telephone:    (605) 348-1700
        Telecopy:     (605) 348-9749

With a copy (which shall not constitute notice) to:

        Morrill Thomas Nooney & Braun, LLP
        625 Ninth Street, 8th Floor
        P.O. Box 8108
        Rapid City, SD  57709-8108
        Attention:    John K. Nooney, Esq.
        Telephone:    (605) 348-7516
        Telecopy:     (605) 348-5852

        (f) Owner of Registrable Securities. The Company will maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Common Stock, in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the Person in whose name Registrable Securities are registered in the stock book of the Company as the owner thereof for all purposes, including without limitation, the giving of notices under this Agreement.

        (g) Successors and Assigns. This Agreement shall be binding upon the Company and the Investors and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except, with respect to the Company, by operation of law in any merger and with respect to any Investor, any Permitted Transferee (as defined in that certain Shareholders Agreement dated as of even date herewith, amongst the parties hereto) to whom Registerable Securities have been transferred. In the event the Company reorganizes to create a holding company ("Holdco") for the Company then this Agreement shall be assigned to and assumed by Holdco and thereafter all references to the term "Company" herein shall be deemed to refer to Holdco.

        (h) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts each of which, when executed and delivered, shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

        (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota, without regard to principles of conflict of laws.

        (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

        (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein. There are no restrictions, promises, warranties nor undertakings, other than those set forth or referred to herein, with respect to the registration rights granted herein by the Company. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        (m) Attorneys' Fees. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.


                                       ***

        IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.


                                         THE COMPANY:


                                         BLACK HILLS CORPORATION,
                                         a South Dakota corporation

                                         By: /s/
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Its:
                                             -----------------------------------

                                         INVESTORS:


                                             /s/
                                         ---------------------------------------
                                         GERALD R. FORSYTHE

                                             /s/
                                         ---------------------------------------
                                         JOHN W. SALYER, JR.

                                             /s/
                                         ---------------------------------------
                                         MICHELLE R. FAWCETT

                                             /s/
                                         ---------------------------------------
                                         MARSHA FOURNIER

                                             /s/
                                         ---------------------------------------
                                         MELISSA S. FORSYTHE

                                             /s/
                                         ---------------------------------------
                                         MONICA BRESLOW